EXHIBIT 23.1 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ERNST & YOUNG LLP
We consent to the incorporation by reference in the following Registration Statements:
1.	Shelf Registration Statement (Form S-3 No. 333-137009) of Clear Channel Communications, Inc. and related prospectus;

2.	Registration Statement (Form S-4 No. 333-57987) of Clear Channel Communications, Inc. and related prospectus;

3.	Registration Statement (Forms S-8) pertaining to the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan;

4.	Registration Statement (Forms S-8) pertaining to the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan;

5.	Registration Statement (Forms S-8) pertaining to the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (No. 333-61883);

6.	Registration Statement (Forms S-8) pertaining to the Clear Channel Communications, Inc. Employee Stock Purchase Plan (No. 333-30784);

7.	Registration Statement (Forms S-8) pertaining to the various other non-qualified stock option agreements and warrants assumed by Clear Channel Communications, Inc. in connection with the merger with AMFM Inc. (No. 333-45126);

8.	Registration Statement (Form S-8) pertaining to the Clear Channel Communications, Inc. 401(k) Savings Plan (No. 333-49698);

9.	Registration Statement (Form S-8) pertaining to the Clear Channel Communications, Inc. 2001 Stock Incentive Plan (No. 333-74330);

10.	Registration Statement (Form S-8) pertaining to the Clear Channel Communications, Inc. Nonqualified Deferred Compensation Plan (No. 333-74332);

11.	Registration Statement (Form S-8) pertaining to the SFX Entertainment Profit Sharing and 401(k) Plan (No. 333-74430);

12.	Registration Statement (Form S-8) pertaining to the Clear Channel Communications, Inc. 2001 Stock Incentive Plan (No. 333-90656);

13.	The post-effective amendments to the Registration Statements (Forms S-4) on Form S-8 pertaining to various stock plans, stock option plans, and non-qualified stock option agreements assumed by Clear Channel Communications, Inc. in connection with the merger with Jacor Communications, Inc. (No. 333-72839);

14.	Registration Statement (Form S-8) pertaining to the non-qualified stock option agreements and stock option agreements pursuant to a stock award plan, a long-term incentive plan, and stock option plans assumed by Clear Channel Communications, Inc. in connection with the merger with AMFM Inc. (No. 333-32532);

15.	Registration Statement (Form S-8) pertaining to the various agreements, including option agreements, employment agreements and stock option agreements pursuant to stock option plans, stock option and restricted stock plans, and a deferred stock ownership plan assumed by Clear Channel Communications, Inc. in connection with the merger with SFX Entertainment, Inc. (No. 333-38582);

16.	Registration Statement (Form S-8) pertaining to the Fifth Amended and Restated Employee Stock Option Plan assumed by Clear Channel Communications, Inc. in connection with the merger with the Ackerley Group, Inc. (No. 333-74196)
of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. and subsidiaries, Clear Channel Communications, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

San Antonio, Texas February 26, 2007